Exhibit 99.1

1726 Augusta Drive, Suite 105
Houston, TX 77057
832-251-3000

Jun 02, 2008 07:15 ET
USA Superior Reports First Quarter 2008 Results
HOUSTON, TX--(Marketwire - June 2, 2008) - USA Superior Energy Holdings, Inc. (OTCBB: USSUE) (the "Company"), a Houston-based energy company focused on acquiring, owning, operating and applying enhanced oil recovery ("EOR") techniques to existing shallow fields of oil and gas that have been idle or marginally producing, is reporting its operating results for the quarter ended March 31, 2008 and its filing of an amended Quarterly Report on Form 10-Q/A for the three months ended March 31, 2008.
For the quarter ended March 31, 2008, the Company's net loss decreased to $516,740, compared to the same quarter 2007 net loss of $3,379,474. The major components of the first quarter 2008 loss were general and administrative expenses of $463,751 including stock based compensation of $207,436. Stock based compensation in the first quarter of 2008 included warrants issued to the Company's financial consultant and shares issued to a key employee. This compares to general and administrative expenses of $3,375,085 including stock based compensation of $3,020,000 in the quarter ended March 31, 2007 related to the reverse merger and compensation of employees and consultants in the Quarter Ended March 31, 2007.
Revenues for the quarter ended March 31, 2008 increased to $115,563 from $15,443 in the same period of 2007. This increase reflects a full quarter of operations of the Bateman Project which was acquired at the comparable quarter's end in 2007. Sales volume for the first quarter 2008 was a net 1,322 barrels, which was a substantial increase over third quarter and fourth quarter volume of 727 barrels and 139 barrels, respectively. This increase represents the successful results of workover and treatment operations in the Bateman Field performed during the first quarter of 2008. The Company anticipates a further sales volume increase for the second quarter of 2008 as sales volume has exceeded a net 1,183 barrels in the month of May 2008. The Company realized an average price of $91.63 per barrel during the quarter ended March 31, 2008.
Mr. Rowland Carey, Chairman and CEO, stated: "For the remainder of 2008 we remain focused on the continuing workover and acceleration of revenue from our Bateman Project and preparations for EOR operations to begin in the second half of 2008. We are also seeking to strengthen our management team, increase our capital base to fund our EOR operations and growth to continue our business strategy of acquiring and joint venturing shallow fields of oil and gas that have been idle or marginally producing."
The following chart summarizes the Company's sales of oil and gas since its acquisition of the Bateman project on March 20, 2007:
                                           Sales (Bbls)
                                                                   Average
                                      Gross            Net        Price/Bbl

Second Quarter 2008 (a)               1,501           1,183         $ 98.41

First Quarter 2008                    1,656           1,322           91.63

Fourth Quarter 2007                     178             139           80.99

Third Quarter 2007                      920             727           70.11

Second Quarter 2007                   3,275           2,606           60.96

First Quarter 2007 (b)                  358             284           57.09

(a)  Through May 2008
(b)  Bateman Project acquired March 20, 2007

The Company's ability to maintain and increase sales from recent levels is dependent on its ability to raise funds to correct its working capital deficit and for the investment of additional funds into the extensive maintenance, workover and planned enhancement operations to accelerate the realization of production volumes.
On May 30, 2008, and substantially ahead of the OTCBB grace period deadline of June 20, 2008, the Company also filed an amended Quarterly Report on Form 10-Q for the three months ended March 31, 2008, which included the required management certifications and independent registered public accounting firm's review of its consolidated financial statements included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2008. In addition, subsequent to the filing of our Form 10-Q, the Company concluded that it was required to restate previously issued financial statements for the quarters ended March 31, 2008 and 2007. Management determined that a restatement was necessary in respect of the following: revision of stock based compensation for 2007, revision of the valuation of stock and warrants to be issued under a financial services contract in 2008, correction of the timing of recording certain transactions in 2007. As a result of these revisions to our financial statements, our previously issued financial statements for the quarters ended March 31, 2008 and 2007 (which were included in our Quarterly Reports on Form 10-Q) should no longer be relied upon. Restated financials for the quarters ended March 31, 2008 and 2007 are included in the filing on Form 10-Q/A filed on May 30, 2008. These changes do not effect the financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2007, which may continue to be relied upon.
It is anticipated that the Company's stock symbol will retain the "E" designation until such time as the OTCBB can review the amended filing to determine the Company's compliance with all applicable reporting requirements.
A summary of our financial results for the quarter ended March 31, 2008 are provided below. For more information, please visit us at www.usa-superior.com.
ABOUT USA SUPERIOR ENERGY HOLDINGS, INC.
USA Superior Energy Holdings, Inc. (OTCBB: USSUE) ("USA Superior" or the "Company") focuses on acquiring, owning, operating and applying enhanced oil recovery ("EOR") techniques to existing shallow fields of oil and gas. The Company performs complete workover and stimulation services in these existing fields to restart or substantially increase production. It utilizes state-of-the-art workover and shallow-well drilling techniques including new and innovative technologies under development by the Company. These new technologies include specialized shallow-well cased hole horizontal drilling ("CHHD") and nitrogen ("N2") injection which may be utilized to increase production volumes and reserve recoverability from the Company's projects. USA Superior has a technical team of seasoned experts in the areas of finding, drilling, completing stimulating, producing and reworking shallow-well oil and gas fields. Currently, the Company is involved in developing, owning and operating energy projects and prospects in East, Central and South Texas. The Company's most significant project, acquired in January 2007, is the Bateman Project in Bastrop and Caldwell Counties (comprised of the Bateman Field and part of the adjacent Dale McBride Field).
This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our recent current reports on Form 8-K, our annual report on Form 10-K, our quarterly reports on Forms 10-Q and 10-QSB and other periodic and current reports filed from time-to-time with the Securities and Exchange Commission.

USA SUPERIOR ENERGY HOLDINGS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31, 2008 and 2007
(Unaudited)

	2008	2007
	-----------	-----------
	(Restated)	(Restated)
Revenue	$ 115,563	$ 15,443

Operating expenses
Lease operating expenses	104,254	18,763
General and administrative, including stock based compensation of $207,436 and $3,020,000, respectively	463,751	3,375,085
Depreciation, depletion and amortization	21,243	1,069
	-----------	-----------
Total operating expenses	589,248	3,394,917
	-----------	-----------
Operating loss	(473,685)	(3,379,474)
	-----------	-----------

Other income (expense)
Interest expense	(43,055)	-
	-----------	-----------
Total other expense	(43,055)	-

Net loss	(516,740)	(3,379,474)
	===========	===========

Net loss per share:
Basic and diluted	$ (0.01)	$ (0.09)

Weighted average shares outstanding:
Basic and diluted	56,067,692	35,666,630

The financial information provided herein does not include the notes to the financial statements, that are  provided in the
Company¡¯s March 31, 2008 Quarterly Report on Form 10-Q. Please see the Company¡¯s March 31, 2008 Quarterly Report
 on Form 10-Q for additional information.

                    USA SUPERIOR ENERGY HOLDINGS, INC.
                        CONSOLIDATED BALANCE SHEETS
                As of March 31, 2008 and December 31, 2007
                                (Unaudited)
	March 31,	December 31,
ASSETS	2008	2007
	-----------	-----------
Current assets	(Restated)
Cash and cash equivalents	$41,625	$256,943
Restricted cash	150,000	50,000
Accounts receivable	2,500	-
Prepaid expenses and other current assets	143,759	24,699
	-----------	-----------
Total current assets	337,884	331,642

Oil and gas properties, including $348,086 of unproved properties, net of accumulated depletion, depreciation and amortization of $52,257 and $36,991, respectively - using full cost method of accounting	1,553,023	1,568,289
Office equipment, net of depreciation of $14,839 and $9,391, respectively	28,924	34,372
Other assets	750	750
	-----------	-----------

Total assets	$1,920,581	$1,935,053
	===========	===========

LIABILITIES AND STOCKHOLDERS¡¯ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$448,493	$326,730
Convertible demand note, net of unamortized discount of $ 242,207 and $244,154, respectively	36,936	27,000
Current portion of notes payable	472,403	347,762
Advances payable - related party	109,259	114,259
	-----------	-----------
Total current liabilities	1,067,091	815,751

Convertible debenture, net of unamortized
discount of $248,084 and $257,316, respectively	236,715	215,947
Notes payable	270,317	363,957
Asset retirement obligations	116,050	115,520
	-----------	-----------
Total liabilities	1,690,173	1,511,175
	-----------	-----------

STOCKHOLDERS¡¯ EQUITY
Common shares, $0.001 par value, 150,000,000 shares authorized, 56,160,000 and 55,760,000 shares issued and outstanding, respectively	56,160	55,760
Additional paid-in capital	8,377,720	7,924,850
Stock subscription receivable	(130,000)	-
Accumulated deficit	(8,073,472)	(7,556,732)
	-----------	-----------
Total stockholders¡¯ equity	230,408	423,878
	-----------	-----------

Total liabilities and stockholders¡¯ equity	$1,920,581	$1,935,053
	===========	===========

The financial information provided herein does not include the notes to the  financial statements, that are  provided in the
Company¡¯s March 31, 2008 Quarterly Report on Form 10-Q. Please see the Company¡¯s March 31, 2008  Quarterly Report on
Form 10-Q for additional information.

Contact:
G. Rowland Carey
CEO
USA Superior Energy Holdings, Inc.
(832) 251-3000
Email Contact